UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

June 20, 2018

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 20, 2018, Agile Therapeutics, Inc. (the “Company”) adopted a retention plan effective immediately (the “Retention Plan”), to provide (i) cash retention payments to all remaining employees of the Company in order to induce such employees to remain employed by the Company through December 31, 2018, and (ii) stock option grants to all remaining employees of the Company in order to induce such employees to remain employed by the Company through December 31, 2019.

Any employee who participates in the Retention Plan and (i) remains continuously employed by the Company through December 31, 2018 or (ii) has been terminated by the Company other than for cause (as defined in an applicable employment agreement, or, if no employment agreement exists, as determined by the Company in good faith) prior to December 31, 2018, shall be paid a lump-sum cash payment in an amount determined by the compensation committee (“Compensation Committee”) of the Company’s board of directors at the time of the adoption of the Retention Plan.  If an eligible employee terminates service prior to December 31, 2018 for any reason other than termination of employment by the Company without cause, no such cash retention payment shall be made to the eligible employee.  The cash retention payments are expected to be made in January 2019.

In addition, all remaining employees were granted a stock option to purchase the number of shares of common stock of the Company as approved by the Compensation Committee, with a per share exercise price of $0.58 which was equal to the closing price of the Company’s common stock as reported by Nasdaq on June 20, 2018.  Each option will vest in four equal 25% installments on the following dates: (i) June 20, 2018, (ii) December 31, 2018, (iii) June 30, 2019, and (iv) December 31, 2019.

Al Altomari, the Company’s Chief Executive Officer, Scott Coiante, the Company’s Chief Financial Officer, and Elizabeth Garner, M.D., M.P.H., the Company’s Chief Medical Officer will participate in the Retention Plan.  Provided they meet the conditions to payment described above, they will each receive a cash retention payment of $100,000.  In addition, they were each granted a stock option to purchase 150,000 shares of the Company’s common stock on the terms described above.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: June 21, 2018	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer

3